UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2006

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

8th Floor, 100 West Pender Street, Vancouver, British Columbia, Canada V6B 1R8

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2006, we entered into stock option agreements with three employees granting them the right to purchase an aggregate of 983,100 shares of our common stock at an exercise price of $0.61 per share exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options will vest in accordance with the stock option agreements. The form of stock option agreement for the non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) was filed as Exhibit 10.3 to the Form 8-K that was filed with the Securities Exchange Commission on January 17, 2006. The form of stock option agreement for the U.S. person was filed as Exhibit 4.4 to the Form S-8 that was filed with the Securities Exchange Commission on June 14, 2005

Item 3.02. Unregistered Sales of Equity Securities.

On May 23, 2006, we granted stock options to two employees to purchase an aggregate of 779,700 shares of our common stock at an exercise price of $0.61 per share, exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options are subject to vesting provisions as set forth in the stock option agreement dated May 23, 2006. We issued the stock options to two non-U.S. persons, in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 23, 2006, we granted stock options to one employee to purchase an aggregate of 203,400 shares of our common stock at an exercise price of $0.61 per share, exercisable for a period of ten years pursuant to our 2005 Amended and Restated Stock Option Plan. The options are subject to vesting provisions as set forth in the stock option agreement dated May 23, 2006. We issued the stock options to a U.S. person relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk

Mark Bruk
Chief Executive Officer

Dated: May 26, 2006